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                                                                       Exhibit J

                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated December 20, 2000, relating to the financial statements and financial highlights which appears in the October 31, 2000 Annual Report to Shareholders of IRA Capital Preservation Portfolio, a portfolio of the UAM Funds Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Boston, Massachusetts
February 22, 2001